UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2008
QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	001-14758 (Commission File Number)	33-0476164 (I.R.S. Employer Identification No.)

3260 Whipple Road Union City, California (Address of Principal Executive Offices)		94587 (Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 29, 2008, the Board of Directors (the “Board”) of Questcor Pharmaceuticals, Inc. (the “Company”), in an effort to streamline and modernize the Company’s Bylaws (the “Bylaws”) amended and restated the Bylaws to, among other things, (1) allow directors to participate in meetings telephonically, (2) grant the Board the explicit power to delegate the duties of an officer in the case of that officer’s absence or inability to act, (3) streamline the Bylaws’ compensation provisions, (4) disallow the advancement of indemnification protection to the Company’s agents where the Company has brought an action against that agent for alleged willful misappropriation of corporate assets by such agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such agent’s duty to the Company or its shareholders, (5) formalize the ability of certain holders to inspect the records of the Company, (6) delete obsolete S-Corporation provisions, and (7) make other miscellaneous changes to the Bylaws.
     The foregoing description of the amendment to Questcor’s Bylaws is not exhaustive and is qualified in its entirety by reference to the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Questcor Pharmaceuticals, Inc.

     SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2008	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ George Stuart
George Stuart
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Questcor Pharmaceuticals, Inc.